CONFIDENTIAL

AMENDMENT NO. 4 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 4 to Collaboration and License Agreement (“Fourth Amendment”) is made and entered into effective as of January 17, 2024 (“Fourth Amendment Effective Date”) by and between BicycleTx Limited, a company incorporated in England and Wales with a place of business at Blocks A & B, Portway Building Granta Park, Great Abington, Cambridge, United Kingdom, CB21 6GS (“BicycleTx”), and Ionis Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 2855 Gazelle Court, Carlsbad, California 92010, USA (“Ionis”).

BicycleTx and Ionis are referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

WHEREAS, BicycleTx and Ionis entered into that certain Collaboration and License Agreement dated as of July 9, 2021, as amended (the “Agreement”), pursuant to which the Parties agreed to collaborate in the research and development of products incorporating TfR1 Bicycles directed against certain Targets;

WHEREAS, the Parties now seek to recognize the transfer of certain Materials (as defined herein) from one Party to the other Party in order to facilitate such other Party’s performance of certain Research Activities under the Research Plan; and

WHEREAS, Section 12.3 of the Agreement provides that the Agreement may only be modified by a written instrument duly executed by authorized representatives of each Party.

NOW, THEREFORE, the Parties desire, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Agreement as set forth in this Fourth Amendment.

ARTICLE 1
DEFINITIONS
1.1Capitalized Terms. Capitalized terms used in this Fourth Amendment shall have the meanings set forth in the Agreement, unless otherwise defined in this Fourth Amendment.  Section references set forth in this Fourth Amendment shall refer to section references in this Fourth Amendment, unless expressly stated to refer to sections of the Agreement.
ARTICLE 2
amendment
2.1Section 4.3.1.  The Agreement is hereby amended by adding after Section 4.3 the following new Sections 4.3.1, 4.3.2, 4.3.3, 4.3.4 and 4.3.5:

“4.3.1Materials Transfer.  In order to facilitate the Research Activities under the Research Plan, either Party may provide to the other Party certain biological materials or

CONFIDENTIAL

chemical compounds for use by the other Party in furtherance of the Research Plan (such materials or compounds and any progeny and unmodified derivatives thereof, collectively, the “Materials”).  Notwithstanding anything to the contrary in this Agreement, all Materials:

4.3.1.1   will remain the sole property of the supplying Party;

4.3.1.2  will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement;

4.3.1.3  will not be transferred by the receiving Party to any Third Party without the prior written consent of the supplying Party; unless pursuant to Section 4.10 of this Agreement, such Third Party is a Third Party subcontractor of the receiving Party and such transfer is solely for the purpose of  enabling such Third Party subcontractor’s performance of certain Development activities under, and in accordance with, this Agreement; and

4.3.1.4 shall not be used in research or testing involving human subjects, unless otherwise expressly agreed in writing between the Parties.

4.3.2  Without limiting the foregoing, neither Party shall reverse engineer, disassemble, compile or determine the composition or sequence of any Materials provided to such receiving Party hereunder without prior written consent of the other Party, except where: i) it is necessary for the receiving Party to exercise its rights and perform its obligations under the Agreement; and ii) prior to the receiving Party’s receipt of the applicable Material(s), the other Party  disclosed the composition or sequence of such Material to the receiving Party.

4.3.3  The Parties acknowledge and agree that each Party has performed certain Research Activities using Materials received from the other Party prior to the Fourth Amendment Effective Date, and now hereby confirm that such activities are considered Research Activities under this Agreement, and were duly performed under, and are subject to, the terms of this Agreement.

4.3.4 Except as expressly set forth herein, THE MATERIALS ARE PROVIDED “AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

4.3.5 Following the termination or expiry of this Agreement, upon the written request and direction of the supplying Party, the receiving Party shall promptly return or destroy (with written confirmation of such destruction) any Materials that may be in the receiving Party’s possession.”

CONFIDENTIAL

2.2Section 4.10.  Section 4.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“4.10Subcontracting.  Each Party shall have the right to subcontract any of its Development activities under this Agreement to a Third Party; provided that (a) such Party remains responsible for the work allocated to, and payment to, such subcontractors to the same extent it would if it had done such work itself; (b) each subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties pursuant to Article 8; (c) each subcontractor agrees in writing to assign all intellectual property developed in the course of performing any such work to such Party in accordance with Section 7.1.3(a); and (d) each subcontractor is bound by written obligations regarding the use of Materials that are substantially the same as those undertaken by the Parties pursuant to Sections 4.3.1, 4.3.2, 4.3.3, 4.3.4 and 4.3.5 herein.”

ARTICLE 3
MISCELLANEOUS
3.1Miscellaneous.  This Fourth Amendment and the performance, enforcement, breach, and termination thereof shall be interpreted, governed by, and construed in accordance with the laws of the State of New York, United States excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Fourth Amendment to the substantive law of another jurisdiction.  Any dispute arising from or relating to this Fourth Amendment will be subject to resolution in accordance with Section 12.2 of the Agreement.  Except as specifically amended by the First Amendment, Second Amendment, Third Amendment, and this Fourth Amendment, the terms and conditions of the Agreement shall remain in full force and effect.  Except to the extent expressly provided herein, the Agreement, including all appendices, exhibits and schedules to each of the foregoing, sets forth the entire agreement and understanding between the Parties with respect to the subject matter of the Agreement and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby.  This Fourth Amendment may be executed in two or more counterparts in original, PDF, or other electronic format, each of which shall be an original, and all of which together shall constitute one instrument.

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CONFIDENTIAL

THIS AMENDMENT NO. 4 TO COLLABORATION AND LICENSE AGREEMENT is executed by the authorized representatives of the Parties as of the Fourth Amendment Effective Date.

BICYCLETX LIMITED	IONIS PHARMACEUTICALS, INC.
By: /s/ Nigel Crockett Name: Nigel Crockett Title: Chief Business Officer	By: /s/ Brett Monia Name: Brett Monia Title: CEO